UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2012

Universal Gold Mining Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-140900	20-4856983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mr. Craig Niven 18 Pall Mall, 2nd Floor London, United Kingdom	SW1Y 5LU
(Address of principal executive offices)	(Zip Code)

(702) 800-7323

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In January 2012, the board of directors of Universal Gold Mining Corp. formed an audit committee and adopted an Audit Committee Charter. According to its charter, the Audit Committee shall consist of at least one member, and all members shall meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Also, one of the members shall qualify as an “audit committee financial expert” as defined by Item 407 of Regulation S-K. The Audit Committee Charter describes the primary functions of the Audit Committee, including the following:

➢  the appointment, remuneration and termination of our auditors;

➢  reviewing and discussing with management our audited financial statements and reviewing with management and our auditors our financial statements;

➢  reviewing the performance of and fees paid to the auditors; and

➢  meeting separately, periodically, with our auditors.

The board of directors appointed Bruce Stewart to our audit committee. Mr. Stewart has been a member of our board of directors since June 2010, and has over 15 years experience in global financial markets, with an emphasis on natural resources and currently works as a consultant to mining companies. He has worked in Australia, Asia, England and North America, including working with Jefferies and Co. in New York, where he was responsible for advising and raising capital for hedge and mutual funds. In 2007, Mr. Stewart became a board member of BDI Mining, a diamond producer, where he negotiated a profitable sale of the company to GEM Diamonds. Concurrently, he sat on the board of directors of an emerging copper and molybdenum producer with projects in China.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Audit Committee Charter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL GOLD MINING CORP.

By:	/s/ Craig Niven
	Name:	Craig Niven
	Title:	Interim Chief Executive Officer, Interim Chief Financial Officer and Assistant Secretary

Dated: February 1, 2012